As filed with the Securities and Exchange Commission on November 18, 2022.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Virax Biolabs Group Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	2835	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

30 Broadwick Street

London, W1F 8LX

United Kingdom

Telephone: +44 020 7788 7414

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Virax Biolabs USA Management, Inc.

23501 Cinco Ranch Blvd. Ste H120-289

Katy, TX 77494

+44 020 7788 7414

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Lawrence S. Venick, Esq.

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Place, Central

Hong Kong SAR

Telephone: +852-3923-1111

Fax: +852-3923-1100

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (SUBJECT TO COMPLETION)	DATED NOVEMBER 18, 2022

5,825,000 Ordinary Shares

Virax Biolabs Group Limited

This prospectus relates to the resale by the selling shareholders named in this prospectus from time to time of up to 5,825,000 of our ordinary shares, par value $0.0001 per share (the “Ordinary Shares”). These 5,825,000 Ordinary Shares consist of:

•

1,165,000 Ordinary Shares (the “PIPE Shares”) issued pursuant to the securities purchase agreement, dated as of November 3, 2022, by and between Armistice Capital Master Fund Ltd. (the “PIPE Securities Purchase Agreement”);

•

1,165,000 Ordinary Shares (the “Pre-Funded Warrant Shares”) issued or issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) that were issued pursuant to the PIPE Securities Purchase Agreement;

•

3,495,000 Ordinary Shares (the “Warrant Shares”) issued or issuable upon the exercise of ordinary warrants (the “Ordinary Warrants”) that were issued pursuant to the PIPE Securities Purchase Agreement;

Among other things, (i) each Ordinary Warrant is exercisable for $1.73 per ordinary share and has a term of 5.5 years from the issuance date and (ii) each Pre-Funded Warrant is exercisable for $0.0001 per ordinary share and expires upon the exercise of the Pre-Funded Warrant. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the ordinary shares underlying the Pre-Warrants to the holder, the holder may, in its sole discretion, elect to exercise the Pre-Funded Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the Pre-Funded Warrant, as applicable. The holder of the Pre-Funded Warrant may, in its sole discretion, elect to exercise the Pre-Funded Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the Pre-Funded Warrant, as applicable. If the Company does not issue the ordinary shares in a timely fashion, the Warrant and the Pre-Funded Warrant each contain certain damages provisions. A holder will not have the right to exercise any portion of (i) the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of the Company’s ordinary shares outstanding immediately after giving effect to the exercise or (ii) the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99%, in each case as such percentage of beneficial ownership is determined in accordance with the terms of the Ordinary Warrants and the Pre-Funded Warrants, as applicable. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, stock or other property to our shareholders. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants and Pre-Funded Warrants with the same effect as if such successor entity had been named in the Warrant and the Pre-Funded Warrants itself.

Our registration of the Ordinary Shares covered by this prospectus does not mean that the selling shareholder will offer or sell any of such Ordinary Shares. The selling shareholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the Ordinary Shares covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling shareholder, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders. However, we will receive proceeds from the exercise of the Warrants, if such securities are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

Any Ordinary Shares subject to resale hereunder will have been issued by us and acquired by the selling shareholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the Ordinary Shares in this offering. We will bear all costs, expenses and fees in connection with the registration of the ordinary shares. The selling shareholders will bear all commissions and discounts, if any, attributable to their respective sales of our ordinary shares.

Our ordinary shares is traded on The Nasdaq Capital Market under the symbol “VRAX.” On November 18, 2022, the reported sales price of our Ordinary Shares on The Nasdaq Capital Market was $1.41 per share.

Investment in our Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 15, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our ordinary shares.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information. Investors are cautioned that you are buying shares of a shell company issuer incorporated in the Cayman Islands with operating subsidiaries in Singapore, China, Hong Kong and British Virgin Islands, investors will not hold direct equity investments in our China and Hong Kong operating subsidiaries. Our ordinary shares offered in this prospectus are shares of our Cayman Islands holding company.

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. Virax Biolabs Group Limited, which we refer to as “Virax Cayman”, is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of our own, Virax Cayman conduct a substantial majority of our sales and trading activities through our operating entity established in Singapore, Virax Biolabs Pte. Limited, which we refer to as SingaporeCo. Currently, Virax Cayman indirectly owns 95.65% of the equity interests in SingaporeCo. However, some of Virax Cayman’s operations are currently conducted through our operating entities established in the British Virgin Islands, Hong Kong and Shanghai, primarily, Logico Bioproducts Corp., Virax Immune T-Cell Medical Device Company Limited and Shanghai Xitu Consulting Co., Limited, which we refer to as Logico BVI, Virax Immune T-Cell and Shanghai Xitu, respectively. Our ordinary shares offered in this prospectus are shares of our Cayman Islands holding company.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We are not subject to these regulatory actions or statements, as we do not have a variable interest entity structure and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on an U.S. exchange.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the Public Company Accounting Oversight Board (the “PCAOB”) determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB entered into a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC and, as summarized in the “Statement on Agreement Governing Inspections and Investigations of Audit Firms Based in China and Hong Kong” published on the U.S. Securities and Exchange Commission’s official website, the parties agreed to the following: (i) in accordance with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation; (ii) the PCAOB shall have direct access to interview or take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated; (iii) the PCAOB shall have the unfettered ability to transfer information to the SEC, in accordance with the Sarbanes-Oxley Act; and (iv) the PCAOB inspectors shall have access to complete audit work papers without any redactions, with view-only procedures for certain targeted pieces of information such as personally identifiable information. Our registered public accounting firm, BF Borgers CPA PC, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCA Act.

Within the organization, investor cash inflows have all been received by Virax Cayman. Cash to fund Virax Cayman’s operations is transferred from Virax Cayman down through our Singapore, Hong Kong, BVI entities and then into our Chinese entity through capital contributions and loans. However, the PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China, and investment in Chinese companies, which are governed by the Foreign Investment Law and Company Law, and the dividends and distributions from Shanghai Xitu is subject to relevant regulations and restrictions on dividends and payment to parties outside of China. Transfers among our Singapore and Hong Kong entities are not restricted under Singapore and Hong Kong Laws. No dividends or distribution have been made by our subsidiaries or by Virax Cayman to date and we intend to reinvest all cash into our subsidiaries for the foreseeable future. For the years ended March 31, 2022 and 2021,there was no transfer between Virax Cayman and its subsidiaries.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling shareholders named herein may, from time to time, offer and sell or otherwise dispose of the ordinary shares covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of ordinary shares are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling shareholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 15 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Our financial statements are prepared and presented in accordance with international financial reporting standards (“IFRS”). Our historical results do not necessarily indicate our expected results for any future periods.

Unless we explicitly state otherwise or the context otherwise indicates clearly, all references in this proxy statement to “we,” “us,” “our,” or “our Group” refer to Virax Biolabs Group Limited and its subsidiaries, namely, Virax Biolabs (UK) Limited, Virax Biolabs USA Management, Inc., Virax Biolabs Limited, Virax Immune T-Cell Medical Device Company Limited, Virax Biolabs Pte. Limited, Logico Bioproducts Corp., and Shanghai Xitu Consulting Co., Limited.

The “Company” or “Virax Cayman” refers to Virax Biolabs Group Limited.

“GBP” or “GB£” refers to the legal currency of the United Kingdom.

“HKD” or “HK$” refers to the legal currency of Hong Kong.

“RMB” or “Renminbi” refers to the legal currency of China.

“IVD” refers to in-vitro diagnostics.

“PRC” or “China” refers to the People’s Republic of China, including Hong Kong and Macau.

“Prospectus” refers to the public offering prospectus unless we explicitly state otherwise or the context otherwise indicates clearly.

“SGD” or “S$” refers to the legal currency of Singapore.

“United Kingdom” or “UK” refers to the England, Scotland, Wales and Northern Ireland for the purpose of this prospectus.

“$” or “U.S. dollars” or “USD” refers to the legal currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option and no exercise of the Underwriter Warrants.

Our business is primarily conducted in Europe, and the financial records of our subsidiaries in Asia are maintained in USD, and our functional currency is USD. Our consolidated financial statements are presented in U.S. dollars. We use U.S. dollars as the reporting currency in our consolidated financial statements and in this prospectus.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “Virax,” the “Company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to Virax Biolabs Group Limited and its subsidiaries.

Overview

Virax Cayman is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of our own, Virax Cayman conducts our operations through its operating subsidiaries in Singapore, Hong Kong, China and British Virgin Islands and has been operating since 2013. Prior to the introduction of Virax branded products in 2020, the Group was engaged in the fast moving consumer goods (“FMCG”) importation business into the PRC.

Virax Cayman is a global innovative biotechnology group that primarily engages in sales, distribution and marketing of diagnostics test kits and medical technology for the prevention, detection, diagnosis and risk management of viral diseases with a particular interest in the field of immunology. Our mission is to minimize the risks of viruses throughout the world via our products offerings.

Our product portfolio includes: (i) diagnostics test kits sold through our “ViraxClear” brand; (ii) medical technology through our “ViraxCare” brand; and (iii) sourced brands of third party suppliers, independent of our own brands (“Sourced Brands”). Currently, our Group does not manufacture or develop any product that we sell in our product portfolio and we act as a distributor of third-party suppliers’ products. We expect to develop and launch an upcoming brand “Virax Immune”, with the intention of providing an immunology profiling platform that assesses each individual’s immune risk profile against major global viral diseases. We believe that the T-Cell in-vitro diagnostic (“IVD”) Tests and immunology platform we are developing under the Virax Immune brand will be particularly useful in the diagnosis and threat analysis of the major viruses faced globally. As of the date of the prospectus, we have developed a functioning prototype of our T-Cell IVD Test under the Virax Immune brand but we are still in the process of conducting further tests and we have not submitted any T-Cell IVD Test to any regulatory agency for approval. Currently, our clinical trials and research activities for our T-Cell IVD Test under the Virax Immune brand are conducted by independent third party science companies, namely ICON Clinical Research Limited and IQ Services B.V., respectively, in the Netherlands. Prior to the sale of our T-Cell IVD Test under the Virax Immune brand in our targeted jurisdictions, namely, Canada, United Kingdom, the European Union and the United States, we must apply with the relevant authority for the regulatory approvals. In Canada, our T-Cell IVD Test will fall under Class I devices, which we will apply for the Health Canada Medical Device Establishment License. In the European Union, we intend to apply our T-Cell IVD Test under the self-certified Class A risk-based class route. Class A IVDs include specimen receptacles, laboratory instruments, and buffer solutions. Under the self-certified Class A risk-based class route, we do not require the involvement of a notified body to obtain the CE Marking to our T-Cell IVD Test. In the United Kingdom, as part of the transition due to the United Kingdom withdrawal from the European Union, we intend to use the recognized CE marks that we will apply with the European Union for our T-Cell IVD Test until June 30, 2023 (the “Transitional Arrangement”), after which, we will to conform with the UK IVD regime rather than relying on Transitional Arrangement and apply with the UK Medicine and Healthcare Products Regulatory Agency for a UK Conformity Assessed mark before we can sell our T-Cell IVD Test in the UK post June 30, 2023. In the United States, we intend to apply our T-Cell IVD Test under the Virax Immune brand under Class III devices (highest risk), which are subject to most of the requirements under Class I and Class II devices as well as to pre-market approval before they can be sold in the United States. For more detailed information on the Regulatory Approval on Medical Device Products with respect to our T-Cell IVD test under our Virax Immune brand, refer to “Regulations — Summary of Regulatory Approval on Medical Device Products (Relevant Jurisdictions).”

Currently, our Group does not develop or manufacture any product that we sell under the ViraxCare brand, the ViraxClear brand and Sourced Brands as we act as a distributor of third-party suppliers’ products. To facilitate the sales and distribution of our ViraxClear and ViraxCare products, we predominately rely on our key third-party suppliers, Nanjing Vazyme Medical Technology Co., Ltd in China for diagnostics test kits and Venus Health Consulting Limited in Hong Kong for medical technology, for product manufacturing. After we receive our ViraxCare and ViraxClear products from our suppliers, we utilize a third party logistic company, namely, Stork Up Limited in Hong Kong, for the distribution of our products to our end-users and strategic partners overseas. However, we believe our products, in particular diagnostic test kits, provide significant value for consumers, through improved detection of diseases, improvements in health, wellness and productivity as well as by reducing other healthcare costs, such as emergency visits and hospitalizations. Our Group also seeks to maximize consumers’ access to our products and services through competitive pricing and regular evaluations of our pricing arrangements and contracts with our distributors.

Previously, the end-users of our distribution partners under our ViraxClear brand include but not limited to, clinics, pharmacies, laboratories, hospitals, and other relevant groups on an international basis, covering more than 10 countries and 4 regions, including but not limited to Europe, South America, Asia Pacific, and Sub-Saharan Africa, and Our Group expects to extend our geographical reach to North America in 2022, while the end-users of our dedicated online platforms sales under our ViraxClear brand are predominately individuals and pharmacies. The end-users of our ViraxCare products are predominately corporations, employees, and individual consumers.

Currently, as stated above, clinical trials and research activities for our T-Cell IVD Test under the upcoming Virax Immune brand are conducted by independent third party science companies in the Netherlands together with our Hong Kong subsidiary, Virax Immune T-Cell. As our Group does not manufacture or develop any product that we sell under the ViraxCare brand, the ViraxClear brand and Sourced Brands because we act as a distributor of third-party suppliers’ products, the trading and sales of these products are primarily conducted through our SingaporeCo with some trading and sales of these products through our Logico BVI which are located in Singapore and British Virgin Islands, respectively. Shanghai Xitu is located in the PRC and is primarily engaged in procurement. Further, the majority of our executive officers and directors are located outside of the United States and are nationals or residents of jurisdictions other than the United States, and all or a substantial portion of their assets are located outside of the United States. Mr. James Foster, our Chief Executive Officer, chairman of the board of directors, holds a British Passport and currently resides in Shanghai, China; Mr. Jason Davis, our Chief Financial Officer, is located in the United States and holds a United States passport; Mr. Mark Ternouth, our Chief Technical Officer, holds a British Passport and currently resides in Shanghai, China; Mr. Tomasz George, our Chief Scientific Officer, holds a British passport and currently resides in the United Kingdom; Mr. Cameron Shaw, our Chief Operating Officer and director, holds a British passport and currently resides in the United Kingdom; Mr. Yair Erez, our independent director, holds a British passport and currently resides in the United Kingdom; Mr. Evan Norton, our independent director, holds a United States passport and currently resides in the United States; and Mr. Nelson Haight, our independent director, holds a United States passport and currently resides in the United States.

Recent Developments

Initial Public Offering

On July 20, 2022, Virax entered into an underwriting agreement with Boustead Securities, LLC, as representatives of the several underwriters, in connection with its initial public offering (“IPO”) of 1,350,000 Ordinary Shares, at a price of $5.00 per share, before deducting underwriting discounts, commissions, and other related expenses. The shares began trading on the Nasdaq Capital Market on July 21, 2022. The Company issued Representative’s Warrant to purchase up to 108,675 ordinary shares at $6.00 per share, dated July 20, 2022, to Boustead Securities, LLC. On July 25, 2022, the Company consummated its IPO generating gross proceeds to the Company of $7,762,500, before deducting underwriting discounts and other related expenses.

PIPE Financing

On November 3, 2022, Virax entered into a Securities Purchase Agreement (the “PIPE Securities Purchase Agreement”) with an accredited investor (the “Purchaser”) for a private placement offering (“Private Placement”), pursuant to which the Company received gross proceeds of approximately $3,844,500, before deducting placement agent fees and other offering expenses, in consideration of (i)1,165,000 Ordinary Shares; (b) 1,165,000 pre-funded warrants (“Pre-Funded Warrants”), and (iii) 3,495,000 warrants (“Ordinary Warrants”) at a combined purchase price of $1.65 per Ordinary Share and one and a half Ordinary Warrant, or approximately $1.65 per Pre-Funded Warrant and one and a half Ordinary Warrant if purchasing the Pre-Funded Warrants (the “PIPE Offering”). The Ordinary Warrants have an exercise price of $1.73 per share, will become exercisable six months after their date of issuance and will expire five and a half years from their initial date of exercise. The PIPE Securities Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The PIPE Offering closed on November 8, 2022. Concurrently with the signing of the PIPE Securities Purchase Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) to file with the Securities and Exchange Commission a Registration Statement covering the resale of all of the registrable securities under the Registration Rights Agreement.

Corporate History and Structure

Structural Overview

Virax Cayman is a holding company incorporated as an exempted company under the laws of the Cayman Islands that owns all of the outstanding capital stock of Virax Biolabs (UK) Limited and Virax Biolabs USA Management, Inc., our wholly-owned subsidiaries. Virax Biolabs (UK) Limited, in turn, owns all of the outstanding capital stock of Virax Biolabs Limited, our wholly-owned Hong Kong subsidiary. Virax Biolabs Limited owns all of the outstanding capital stock of Virax Immune T-Cell Medical Device Company Limited, our wholly-owned Hong Kong subsidiary, and 95.65% of the outstanding capital stock of Virax Biolabs Pte. Limited, our operating subsidiary incorporated in Singapore. Virax Biolabs Pte. Limited owns all of the outstanding capital stock of Logico Bioproducts Corp., a wholly-owned British Virgin Islands and a subsidiary of Virax Biolabs Pte. Limited. Logico Bioproducts Corp., in turn, owns all of the outstanding capital stock of Shanghai Xitu, a wholly-owned subsidiary of Logico Bioproducts Corp. and a wholly foreign owned enterprise based in China.

We completed a reorganization and share exchange of our company in September 2021 (the “Reorganization”). Pursuant to the Reorganization, all shareholders of Virax Biolabs Limited (HK) transferred their shares, 102,478,548 ordinary shares in total, to Virax Biolabs (UK) Limited, in exchange for an aggregate of (i) 2,549,028 newly issued Class A Ordinary Shares and (ii) 7,034,306 newly issued Class B Ordinary Shares of Virax Biolabs Group Limited. On June 19, 2022, Virax Cayman underwent a shareholding restructuring whereby the Company’s authorized share capital became a single class of shares of Ordinary Shares and all of the then issued shares were re-designated as Ordinary Shares.

Organization Structure and Purpose

Virax Biolabs Group Limited (“Virax Cayman”) — Virax Biolabs Group Limited is a Cayman Islands exempted company incorporated on September 2, 2021, previously named as “Virax Biolabs (Cayman) Limited” and effected a name change to “Virax Biolabs Group Limited” on January 19, 2022. Structured as a holding company with no material operations, Virax Cayman conducts our operations through its operating subsidiaries in the Hong Kong, Singapore, British Virgin Islands and China.

Virax Biolabs (UK) Limited — Virax Biolabs (UK) Limited was incorporated on August 19, 2021 under the laws of the United Kingdom, a wholly-owned subsidiary of Virax Cayman and structured as a holding company with no material operations.

Virax Biolabs USA Management, Inc. — Virax Biolabs USA Management, Inc. was incorporated on August 1, 2022 under the laws of the United States, a wholly-owned subsidiary of Virax Cayman and structured as a management company for operations within the United States.

Virax Biolabs Limited (“HKco”) — Virax Biolabs Limited, incorporated on April 14, 2020 under the laws of Hong Kong, was previously named as “Shanghai Biotechnology Devices Limited” and effected a name change to “Virax Biolabs Limited” on July 12, 2021. Virax Biolabs Limited, our wholly-owned Hong Kong subsidiary, serves as a holding company.

Virax Immune T-Cell Medical Device Company Limited (“Virax Immune T-Cell”) — Virax Immune T-Cell Medical Device Company Limited, a wholly-owned subsidiary of HKco, incorporated on January 16, 2017 under the laws of Hong Kong, was previously named as “Stork Nutrition Asia Limited” and effected a name change to “Virax Immune T-Cell Medical Device Company Limited” on September 10, 2021. It is primarily engaged in the research and development of T-Cell blood analysis.

Virax Biolabs Pte. Limited (“SingaporeCo”) — Virax Biolabs Pte. Limited, incorporated on May 4, 2013 under the laws of Singapore, was previously named as “Natural Source Group Pte. Limited” and effected a name change to “Virax Biolabs Pte. Limited” on July 2, 2021. 95.65% of its capital stock is owned by Virax Biolabs Limited and the remaining 4.35% is owned by independent third party shareholders. It is our operating company, primarily engaged in the trading and sales of our products and running primarily day to day operations.

Logico Bioproducts Corp. (“Logico BVI”) — Logico Bioproducts Corp., a wholly-owned subsidiary of SingaporeCo, is a limited liability company incorporated in the British Virgin Islands on January 21, 2011, and is primarily engaged in the trading and sales of our products.

Shanghai Xitu Consulting Co., Limited (“Shanghai Xitu”) — Shanghai Xitu, a wholly-owned subsidiary of Logico BVI and a wholly foreign owned enterprise, is a limited liability company incorporated on October 27, 2017 in China. Shanghai Xitu is primarily engaged in procurement.

The following diagram illustrates our corporate structure immediately following the consummation of this offering:

Virax Biolabs Group Limited (Cayman Island ) (Holding Company)
100%
100%
Virax Biolabs USA Management, Inc. (United States)
Virax Biolabs (UK) Limited (United Kingdom)
100%
Virax Biolabs Limited (Hong Kong)
100%
95.65%
Virax Immune T-Cell Medical Device Company Ltd. (Hong Kong)
Virax Biolabs Pte. Limited (Singapore)
100%
Logico Bioproducts Corp. (British Virgin Islands)
100%
Shanghai Xitu Consulting Co., Limited (PRC)

Government Regulations and Approvals for the PIPE Offering

As some of our operations are currently conducted through our operating entities established in Hong Kong and Shanghai, namely, HKco, Virax Immune T-Cell, Shanghai Xitu, we are potentially subject to significant regulations by various agencies of the Chinese government. The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC and Ministry of Commerce of the PRC (“MOFCOM”), prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. As of the closing date of the PIPE Offering, that CSRC’s approval under the M&A Rules is not required for the listing and trading of our Ordinary Shares on Nasdaq in the context of this offering given that we are an exempted company with limited liability incorporated under the laws of the Cayman Islands with some operations located in Hong Kong and the PRC controlled by non-PRC citizens. As such, we do not fit into the definition of “overseas special purpose vehicle” under the M&A Regulations and we have never conducted any merger or acquisitions of any PRC domestic companies with a related party relationship. MOFCOM’s approval under the M&A Rules is also not required as we have never conducted any merger or acquisitions of any PRC domestic companies with a related party relationship. We cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as we do. If we or our subsidiaries inadvertently conclude that such approval is not required, our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. Our Group or Shanghai Xitu may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities According to Law (the “Opinions”), which called for strengthened regulation over illegal securities activities and supervision on overseas listings by China-based companies and propose to take effective measures.

As of the closing date of the PIPE Offering, no official guidance or related implementation rules have been issued in relation to the Opinions, and the interpretation and implementation of the Opinions also remain unclear to some extent at this stage. Based on our understanding of the current PRC laws and regulations in effect at the time of this prospectus, no prior permission is required under the M&A Rules or the Opinions from any PRC governmental authorities (including the CSRC) for consummating this offering by our company. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we or our subsidiaries inadvertently conclude that such permission is not required, our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. Our Group or Shanghai Xitu may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), published the Measures for Cybersecurity Review which became effective on February 15, 2022, which required that any “network platform operator” controlling personal information of no less than one million users which seeks to list on a foreign stock exchange should also be subject to cybersecurity review. The PRC Data Security Law, which took effect on September 1, 2021, imposes data security and privacy obligations on entities and individuals that carry out data activities, provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. On August 20, 2021, the Standing Committee of the People’s Congress promulgated the PRC Personal Information Protection Law (the “PIPL”), which took effect on November 1, 2021. The PIPL sets out the regulatory framework for handling and protection of personal information and transmission of personal information to overseas. Shanghai Xitu is not a network platform operator, nor do we conduct data activities that may affect national security or hold personal information of more than one million users. In addition, we do not conduct any cross border transfer of personal information from the PRC to other jurisdictions. As such, we do not believe the Virax Group falls in the “operators of critical information infrastructure” as mentioned above and we are not subject to PRC cybersecurity review. However, the Measures for Cybersecurity Review (2021 version), the Data Security Law and the PIPL were recently adopted and remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities.

On December 24, 2021, the State Council published the draft Administrative Provisions on the Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments) (the “Administrative Provisions”), and the CSRC published the draft Measures for Record-filings of the Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments) (the “Administrative Measures”), for public comment. It should be noted that neither the Administrative Provisions nor the Administrative Measures have come into effect as of the date of this registration statement.

Pursuant to the Article 2 of the Administrative Measures, domestic enterprises that directly or indirectly offer or list securities on an overseas stock exchange shall file with the CSRC. We are not “directly” offering securities overseas (as Shanghai Xitu is not the issuer of the listed securities on an overseas stock exchange). According to the Administrative Measures, if the issuer meets the following conditions, it shall be deemed as an “indirect” overseas offering and listing of a domestic enterprise:

(1)

the operating income, total profit, total assets or net assets of the domestic enterprise in the most recent fiscal year account for more than 50% of the relevant data in the issuer’s audited consolidated financial statements for the same period;

(2)

most of the senior management personnel responsible for business operation and management are Chinese Citizens or having a ordinary residence located in the PRC, and the principal place of business operation is located in or mainly within the PRC.

Based on the above mentioned Administrative Provisions and Administrative Measures (both are in draft form only), given that the operating income, total profit, total assets or net assets of the Shanghai Xitu for the last financial year accounted for less than 50% of the Virax Group’s audited consolidated financial statements and none of Shanghai Xitu’s senior management personnel is a PRC Citizen and only two (2) out of seven (7) have an ordinary residence located in the PRC, this offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we or our subsidiaries inadvertently conclude that such approvals are not required, our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. Our Group or Shanghai Xitu may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. Our business may be subject to various government regulations and regulatory interference. As of the date of this prospectus, (i) Shanghai Xitu has obtained all necessary permissions or approvals and authorizations in the PRC in all material aspects in relation to conducting its business operations in China; and (ii) we are not required to obtain any permission or approval from any PRC authority to issue securities to foreign investors (by Virax Cayman) or in connection with this offering under PRC laws or regulations in effect. Except for the business license issued by the local branch of the State Administration for Market Regulation, which Shanghai Xitu’s have obtained and are in full force and effect as of the date of this prospectus, Shanghai Xitu is not required to obtain any other licenses, approvals or permits to conduct its business operations in China. To the best of our knowledge, as of the date of this prospectus, there are no laws or regulations that are or will be adopted in the near future by PRC government authorities that would prevent Shanghai Xitu from maintaining the business license it has obtained or would require it to obtain additional licenses or qualifications in order to operate its current business operations. Further, there are no PRC laws and regulations (including the CSRC, the CAC, or any other government entity) in force explicitly requiring that our Group or Shanghai Xitu to obtain permission from PRC authorities for this offering or to issue securities to foreign investors (by Virax Cayman) and we are not required to obtain additional permission or approval from Chinese authorities, including the CSRC and the CAC, to either approve our PRC subsidiaries’ operation or to offer the securities (of Virax Cayman) being registered to foreign investors. Nevertheless, we may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, although as of the date of this prospectus, our Group or Shanghai Xitu have not been involved in any investigations initiated by the applicable governmental regulatory authorities, nor have we received any inquiry, notice, warning, or sanction in such respect, there remains uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, our Group or Shanghai Xitu may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from the PIPE Offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery of the Ordinary Shares that we are offering, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that our Group or Shanghai Xitu obtain their approvals for this PIPE Offering, our Group or Shanghai Xitu may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on our ability to complete this offering or any follow-on offering of our securities or the market for and market price of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Transfer of Cash Through our Organization

Currently, Virax Cayman is incorporated in Cayman Islands to be the ultimate parent company of the Group. As a holding company with no material operations of our own, Virax Cayman conduct our operations through our operating subsidiaries established in Singapore, Hong Kong, China, and the British Virgin Islands. Currently, Virax Cayman indirectly owns 95.65% of the equity interests in SingaporeCo. However, some of our operations are currently conducted through our operating entities established in Hong Kong and Shanghai, primarily, Virax Immune T-Cell Medical Device Company Limited and Shanghai Xitu Consulting Co., Limited, which we refer to as Virax Immune T-Cell and Shanghai Xitu, respectively. Virax Cayman is permitted under the laws of Cayman Islands to provide funding to our subsidiaries in Singapore, British Virgin Islands, Hong Kong and Shanghai through loans or capital contributions on the amount of the funds. Virax Cayman can distribute earnings from its businesses, including subsidiaries, to the U.S. investors as well as the ability to settle amounts owed under intercompany agreements. Our operations in Singapore, British Virgin Islands, Hong Kong and Shanghai were in loss position since 2020, and the Group has raised capital through financing transactions and provided funding to our operations.

Our operating subsidiaries are permitted under the laws of Singapore, British Virgin Islands, PRC and Hong Kong, respectively, to provide funding to Virax Cayman, the holding company incorporated in the Cayman Islands through dividend distributions. Our Group currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. We currently do not have any dividend policy, and we do not anticipate declaring or paying dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. If our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. As of the date of this prospectus, there have been cash flows between our subsidiaries, and cash flows between our Virax Cayman and our subsidiaries to fund operations in the normal course of business.

Currently, some of our operations are currently conducted through our operating entities established in Hong Kong and Shanghai. We did not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in China. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Further, the PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. The dividends and distributions from Shanghai Xitu is subject to relevant regulations and restrictions on dividends and payment to parties outside of China. Investment in Chinese companies, which are governed by the Foreign Investment Law and Company Law, and the dividends and distributions from Shanghai Xitu is subject to relevant regulations and restrictions on dividends and payment to parties outside of China. Applicable PRC law permits payment of dividends to Virax Cayman by Shanghai Xitu only out of its net income, if any, determined in accordance with PRC accounting standards and regulations. Shanghai Xitu is required to set aside a portion of its net income, if any, each year to fund general reserves for appropriations until such reserves have reached 50% of the relevant entity’s registered capital. These reserves are not distributable as cash dividends. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary.

Within the organization, investor cash inflows have all been received by Virax Cayman. Cash to fund Virax Cayman’s operations is transferred from Virax Cayman down through our Singapore, Hong Kong, BVI entities and then into our Chinese entity through capital contributions and loans. Transfers among our Singapore and Hong Kong entities are not restricted. Furthermore, subject to payment of withholding taxes, there are no restrictions and limitations on our ability to distribute earnings from our subsidiaries to Virax Cayman and U.S. investors as well as the ability to settle amounts owed under any agreements. No dividends or distribution have been made by our subsidiaries or by Virax Cayman to date and we intend to reinvest all cash into our subsidiaries for the foreseeable future. For the years ended March 31, 2021 and 2020 and for the six months ended September 30, 2021, there was no transfer of funds between Virax Cayman and its subsidiaries.

Further, subject to the Companies Act and our Second Amended and Restated Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders from time to time out of the profits from Virax Cayman, realized or unrealized, or out of the share premium account, provided that Virax Cayman will remain solvent, meaning Virax Cayman is able to pay its debts as they come due in the ordinary course of business. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us in the form of dividends.

There are no restrictions or limitations under the laws of Singapore imposed on the conversion of Singapore dollars into foreign currencies and the remittance of currencies out of Singapore, nor is there any restriction on any foreign exchange to transfer cash between Virax Cayman and its subsidiaries, across borders and to foreign investors outside of Singapore, nor is there any restrictions and limitations to distribute earnings from the subsidiaries, to Virax Cayman and investors outside of Singapore and amounts owed as well as the ability to settle amounts owed under intercompany agreements. There are no foreign exchange controls in Singapore. For the years ended March 31, 2021 and 2020, there was no transfer between Virax Cayman and its subsidiaries. As of the date of this prospectus and for the year ended March 31, 2021 and 2020, we have not declared any dividend. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our operating subsidiaries in Singapore, British Virgin Islands and Hong Kong. Under the current practice of the Inland Revenue Authority of Singapore, no tax is payable in Singapore, in respect of dividends paid by us, and under the current laws of the Cayman Islands, we are also not subject to tax on income or capital gains and withholding tax is not imposed upon payments of dividends from Virax Cayman to its shareholders. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. Further, we do not have specific cash management policies and procedures in place that dictate how funds are transferred through our organization, however, we have been closely monitoring our transfer of funds and will adopt relevant policies and procedures if necessary.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•

being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of The Nasdaq Stock Market LLC, or Nasdaq, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•	Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four (4) days of their occurrence.

•	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•

Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

•

Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•

Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Corporate Information

Our principal executive office is located at 30 Broadwick Street London, W1F 8LX, United Kingdom. Our telephone number is +44 020 7788 7414. Our registered office in the Cayman Islands is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our principal website is located at https://viraxbiolabs.com/. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The Offering

Ordinary Shares to be Offered by the Selling Shareholders	Up to 5,825,000 of our Ordinary Shares. These 5,825,000 Ordinary Shares consist of (i) 1,165,000 Ordinary Shares (the “PIPE Shares”) issued pursuant to the securities purchase agreement, dated as of November 3, 2022, by and between Armistice Capital Master Fund Ltd. (the “PIPE Securities Purchase Agreement”); (ii) 1,165,000 Ordinary Shares (the “Pre-Funded Warrant Shares”) issued or issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) that were issued pursuant to the PIPE Securities Purchase Agreement; (iii) 3,495,000 Ordinary Shares (the “Warrant Shares”) issued or issuable upon the exercise of ordinary warrants (the “Ordinary Warrants”) that were issued pursuant to the PIPE Securities Purchase Agreement.

Use of Proceeds	All Ordinary Shares offered by this prospectus are being registered for the accounts of the selling shareholders and we will not receive any proceeds from the sale of these shares. However, we have received and will receive proceeds from the exercise of the Pre-Funded Warrants and the Ordinary Warrants if they are exercised for cash. We intend to use those proceeds, if any, for general working corporate purposes. See “Use of Proceeds” beginning on page 19 of this prospectus for additional information.

Registration Rights	Under the terms of the Registration Rights Agreement, we agreed to file this registration statement with respect to the registration of the resale by the selling shareholders of the PIPE Shares, Pre-Funded Warrant Shares, and the Warrant Shares (collectively, the “Resale Shares”), as applicable, by the 15th calendar day following the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical, and in any event, no later than the 30th calendar day following the date of the Registration Rights Agreement or in the event of a full review by the SEC, the 45th calendar day following the date of the Registration Rights Agreement in the event that the Initial Registration Statement is not declared effective by the Commission prior to December 31, 2022. In addition, we agreed that, upon the registration statement being declared effective under the Securities Act of 1933, as amended (the “Securities Act”), we will use our reasonable best efforts to keep such registration statement continuously effective under the Securities Act until the date that all securities registerable pursuant to such registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144.

See “Selling Shareholders” on page 20 of this prospectus for additional information.

Plan of Distribution	The selling shareholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the ordinary shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders may also resell the ordinary shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 21 of this prospectus for additional information on the methods of sale that may be used by the selling shareholders.

Nasdaq Global Market Symbol	Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “VRAX.”

Risk Factors	Investing in our ordinary shares involves significant risks. See “Risk Factors” beginning on page 15 of this prospectus and the documents incorporated by reference in this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and in the documents we incorporate by reference herein, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended March 31, 2022 as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before making a decision about investing in our securities. The risks and uncertainties discussed below and in the documents incorporated by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our ordinary shares could decline and you could lose part or all of your investment.

Risks Related to This Offering and our Ordinary shares

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share paid by the investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares or securities convertible into ordinary shares in future transactions may be higher or lower than the price per share paid to the selling shareholders. Our shareholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of ordinary shares under our share incentive programs.

We expect to require additional capital in the future in order to develop our product candidates, which are in early stages of development. If we do not obtain any such additional financing, it may be difficult to effectively realize our long-term strategic goals and objectives.

Our current cash resources will not be sufficient to fund the development of our product candidates through all of the required clinical trials to receive regulatory approval and commercialization. If we cannot secure this additional funding when such funds are required, we may fail to develop our product candidates or be forced to forego certain strategic opportunities.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our shareholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Future sales of our ordinary shares could reduce the market price of our ordinary shares.

If we or our existing shareholders, our directors or their affiliates or certain of our executive officers, sell a substantial number of our ordinary shares in the public market, including the Resale Shares once issuable upon exercise of the Pre-Funded Warrant and Ordinary Warrants, the market price of our ordinary shares could decrease significantly. The perception in the public market that we or our shareholders might sell our Ordinary Shares could also depress the market price of our ordinary shares and could impair our future ability to obtain capital, especially through an offering of equity securities.

We have made significant offerings of our ordinary shares in the past and may do so again in the future.

The market price of our ordinary shares may be subject to fluctuation and you could lose all or part of your investment.

Our ordinary shares were first offered publicly in our IPO in July 2020 at a price of $5.00 per share, and our ordinary shares have subsequently traded as high as $20.86 per share and as low as $1.32 per share through November 17, 2022. The market price of our ordinary shares on the Nasdaq Capital Market may fluctuate as a result of a number of factors, some of which are beyond our control, including, but not limited to:

the volume and timing of sales of our products;

•	the introduction of new products or product enhancements by us or others in our industry;

•	disputes or other developments with respect to our or others’ intellectual property rights;

•	our ability to develop, obtain regulatory clearance or approval for, and market new and enhanced products on a timely basis;

•	product liability claims or other litigation;

•	quarterly variations in our results of operations or those of others in our industry;

•	media exposure of our products or of those of others in our industry;

•	changes in governmental regulations;

•	changes in earnings estimates or recommendations by securities analysts; and

•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our ordinary shares and result in substantial losses being incurred by our investors. In the past, following periods of market volatility, public company shareholders have often instituted securities class action litigation. If we were involved in securities litigation, it could impose a substantial cost upon us and divert the resources and attention of our management from our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

•	timing of the development of future business;

•	capabilities of our business operations;

•	expected future economic performance;

•	competition in our market;

•	continued market acceptance of our services and products;

•	protection of our intellectual property rights;

•	changes in the laws that affect our operations;

•	inflation and fluctuations in foreign currency exchange rates;

•	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

•	continued development of a public trading market for our securities;

•	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

•	managing our growth effectively;

•	projections of revenue, earnings, capital structure and other financial items;

•	fluctuations in operating results;

•	dependence on our senior management and key employees; and

•	other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

MARKET, INDUSTRY AND OTHER DATA

This prospectus, including the information incorporated by reference into this prospectus and any free writing prospectus that we have authorized for use in connection with this offering, contain estimates, projections and other information concerning our industry, our business and the markets for our product candidates, including data regarding total sales of products, the addressable market and patient population, their projected growth rates, the perceptions and preferences of patients and physicians regarding the disease indications that we are pursuing or may pursue, as well as data regarding market research, estimates and forecasts prepared by our senior management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See also “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All ordinary shares offered by this prospectus are being registered for the accounts of the selling shareholders and we will not receive any proceeds from the sale of these shares. However, we have received and we may receive proceeds from the exercise of the Pre-Funded Warrants and Ordinary Warrants, if and when exercised, to the extent that they are exercised for cash. The Pre-Funded Warrants and Ordinary Warrants, however, are also exercisable on a cashless basis under certain circumstances. For the purposes of this registration statement, we have assumed the full exercise for cash of the Pre-Funded Warrants and Ordinary Warrants, in which case the gross proceeds of such exercise will be approximately $6,046,350. We intend to use those proceeds, if any, for funding of our research and development activities for our Virax Immune platform and for general corporate purposes.

DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

A description of our share capital and our ordinary shares can be found in Exhibit 1.1 to our Annual Report on Form 20-F filed with the SEC on August 12, 2022 and is incorporated by reference herein.

General

Our authorized share capital consists of 50,000,000 ordinary shares, par value $0.0001 per share, of which 12,827,789 shares are issued and outstanding as of November 18, 2022.

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not provide any preemptive rights.

Listing

Our Ordinary Shares are listing on the Nasdaq Capital Market under the symbol “VRAX”.

Transfer Agent and Registrar of Shares

The transfer agent and registrar for our Ordinary Shares is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, NY 10004.

SELLING SHAREHOLDERS

Unless the context otherwise requires, as used in this prospectus, “selling shareholders” includes the selling shareholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling shareholders as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the selling shareholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 5,825,000 ordinary shares, which are comprised of (i) 1,165,000 Ordinary Shares, (ii) 1,165,000 Pre-Funded Warrant Shares, and (ii) 3,495,000 Ordinary Warrant Shares.

The table below lists the selling shareholder and other information regarding the beneficial ownership of the Ordinary Shares by the selling shareholder. The second column lists the number of Ordinary Shares beneficially owned by the selling shareholder, based on its ownership of the Ordinary Shares, as of November 17, 2022. The third column lists the Ordinary Shares being offered by this prospectus by the selling shareholder. The fourth column assumes the sale of all of the shares offered by the selling shareholder pursuant to this prospectus.

This prospectus covers the resale of the sum of (i) the maximum number of PIPE Shares, (ii) the maximum number of Pre-Funded Warrant Shares, and (iii) the maximum number of Warrant Shares. The table below assumes that the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the PIPE Securities Purchase Agreement.

Under the terms of the Pre-Funded Warrants and the Ordinary Warrants, a selling shareholder, who elected to be subject to such limitation (as indicated in the table below), may not exercise such warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of ordinary shares which would exceed 4.99% (or 9.99% at the election of the holder prior to the date of issuance), of our then outstanding ordinary shares following such exercise, excluding for purposes of such determination ordinary shares issuable upon the exercise of such Pre-Funded Warrants and Ordinary Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering.

Name of Selling Shareholder	Number of ordinary shares owned prior to offering (1)	Maximum number of ordinary shares to be sold pursuant to this Prospectus		Number of ordinary shares owned after offering
Armistice Capital, LLC (1)	5,825,000	5,825,000	(2)	0

(1)

The securities are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The Pre-Funded Warrant Shares are subject to a 9.99% beneficial ownership limitation and the Ordinary Warrants are subject to a 4.99% beneficial ownership limitation, which prohibit the Master Fund from exercising any portion of either of them if, following such exercise, the Master Fund’s ownership of our ordinary shares would exceed the applicable limitation. The amounts and percentages in the table do not reflect the application of those limitations. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)

Consists of 1,165,000 PIPE Shares. In addition, the selling stockholder holds (i) Pre-Funded Warrants to acquire 1,165,000 Pre-Funded Warrant Shares, and (ii) Ordinary Warrants to acquire 3,495,000 Ordinary Warrant Shares.

Certain Relationships and Related Party Transactions

On November 3, 2022, we entered into the PIPE Securities Purchase Agreement, with the selling stockholder, pursuant to which we issued and sold to the selling shareholder 1,165,000 newly issued shares of our Ordinary Shares, 1,165,000 Pre-Funded Warrants to purchase Ordinary Shares at an exercise price per share of $0.0001, and 3,495,000 Ordinary Warrants to purchase shares of Common Stock at an exercise price per share of $1.73, for gross proceeds of approximately $3.8 million. The Private Placement closed on November 8, 2022.

Pursuant to the PIPE Securities Purchase Agreement and the Registration Rights Agreement, we agreed to prepare and file with the SEC within 15 days of the execution of the PIPE Securities Purchase Agreement a registration statement covering the resale of the shares of our Common Stock as well as the Pre-Funded Warrant Shares and Ordinary Warrant Shares underlying the Pre-Funded Warrants and Common Warrants, respectively, sold to the selling stockholder, and to use commercially reasonable best efforts to cause the registration statement to become effective within 30 days of the closing date in the event of no review by the SEC, or 45 days in the event of a review by the SEC. We agreed to use commercially reasonable best efforts to keep the registration statement effective until the date on which all of the Securities sold in the Private Placement are sold by the selling stockholder. We are registering the shares to be sold by the selling stockholder under the registration statement of which this prospectus is a part to satisfy our obligation under the PIPE Securities Purchase Agreement.

PLAN OF DISTRIBUTION

Each Selling Shareholder (for the purposes of this section, the “Selling Shareholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPENSES RELATED TO THIS OFFERING

The costs and expenses payable by the Company in connection with the offerings described in this registration statement are set forth below. The selling stockholder will not bear any portion of such expenses.

SEC registration fee	$918
Legal fees and expenses	$50,000	*
Accounting fees and expenses	$5,000	*
Printer costs and expenses	$1,000	*

Total	$56,918

*	Estimated as permitted under Rule 511 of Regulation S-K.

LEGAL MATTERS

The validity of the securities offered by this prospectus and other legal matters concerning this offering relating to Cayman Islands law will be passed upon for us by Ogier. Certain legal matters relating to U.S. law will be passed upon for us by Loeb  & Loeb LLP.

EXPERTS

The consolidated financial statements of Virax Biolabs Group Limited as of March 31, 2022, and 2021 and for the years then ended, have been incorporated by reference herein in reliance upon the report of BF Borgers CPA PC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The registered business address of BF Borgers CPA PC is 5400 W Cedar Ave, Lakewood, CO 80226, United States.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports on Form 6-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on August 12, 2022; and

•

our Reports of Foreign Private Issuer on Form 6-K, furnished to the SEC on September  7, 2022; September  12, 2022; September 20, 2022 (including the information contained in Exhibit 99.1 thereto, but excluding quotes of our senior management), September 22, 2022 (including the information contained in Exhibit 99.1 thereto, but excluding quotes of our senior management); October  26, 2022 (including the information contained in Exhibit 99.1 thereto, but excluding quotes of our senior management); November 3, 2022 (including the information contained in Exhibit 99.1 thereto, but excluding quotes of our senior management), November  8, 2022, November 15, 2022 (including the information contained in Exhibit 99.1 thereto, but excluding quotes of our senior management, and November 18, 2022; and

•

the description of our ordinary shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on June 30, 2022.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Virax Biolabs Group Limited

30 Broadwick Street

London, W1F 8LX

United Kingdom

Email: info@viraxbiolabs.com

ENFORCEMENT OF CIVIL LIABILITIES

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our second amended and restated memorandum and articles of association and the Companies Act, and the common law of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following: (i) the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors; and (ii) Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

Cayman Islands

We have been advised by Ogier, our counsel as to Cayman Islands law, there is uncertainty as to whether the courts of the Cayman Islands would:

•

recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have also been advised by Ogier that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Ogier has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgement, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Singapore

Singapore has no arrangement for the reciprocal enforcement of judgments with the United States. It is possible that the Singapore courts may not (i) recognize and enforce judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States, or (ii) enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor, subject to the applicable substantive and procedural laws of Singapore. Additionally, the court where the judgment was obtained must have had international jurisdiction over the party sought to be bound in the local proceedings. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign, penal, revenue or other public laws.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our Directors or Executive Officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Hong Kong

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

China

There is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

The recognition and enforcement of foreign judgments are mainly provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. Accordingly, there is uncertainty whether China courts will recognize or enforce judgments of United States or Cayman Islands Courts because China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments as of the date of this prospectus. Further, under Chinese Civil Procedure Law, Chinese courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or social public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

Under the PRC Civil Procedure Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it will be difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedure Law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including amendments and relevant exhibits and schedules, under the Securities Act covering the Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our Ordinary Shares. Our SEC filings, including the registration statement, are also available to you on the SEC’s website at http://www.sec.gov. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year within 60 days after the end of each such quarter, or such applicable time as required by the SEC.

We maintain a principal website at https://viraxbiolabs.com/. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Virax Biolabs Group Limited

Ordinary Shares

PROSPECTUS

                    , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Our second amended and restated memorandum and articles of association empowers us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our company.

We have entered into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

The underwriting agreement in connection with this offering also provides for indemnification of us and our officers, directors or persons controlling us for certain liabilities.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

Set forth below is information regarding ordinary shares issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts and commissions or commissions, or any public offering.

1.

On September 2, 2021, we issued one class B ordinary share to Ogier Global Subscriber (Cayman) Limited at par value, which was subsequently transferred to James Alexander Cunliffe Foster on 7 September 2021.

2.

On September 24, 2021, we issued an aggregate of 2,549,028 class A ordinary shares to the following shareholders in exchange for their shares held in Virax Biolabs Limited to be transferred to our wholly owned subsidiary, Virax Biolabs (UK) Limited:

Purchaser	Number of Class A ordinary shares
Rudiger Gisbert Paul Hausherr	1,029
H&P Facilities Limited	20,573
Rowan Kenley Johnston	16,976
Kasin Pte. Ltd.	17,355
KOMODO HOLDINGS (ALBERTA) ULC	37,406
Paul Lawrence Liebe	3,677
Gary Lance Monson	16,459
Jay Eliot Newby	2,057
Pacific Frontier Investments LLC	4,921
Friedrich Heinz Hermann Panning	17,282
Darold H Parken	8,332
Nikolas Perrault	142,787
Lawrence Young Rhee	142,787
Michael Roukounakis	2,057
Sam Dimas Limited	24,225
Seraph Holdings Ltd.	6,229
Jason Gerald Shenk	713,067
Alex Lucas Smayda	1,234
STBS Consultants Limited	12,399
Ranjeet Sundher	25,305

Purchaser	Number of Class A ordinary shares
James Fitzgerald Thornton	32,917
Veritas Holdings LLC	15,430
VIRALCLEAR RAPID TEST CORP.	374,062
Kevin James Youngman	9,648
Steven Michael Betsalel	8,415
Gregory D L Braun	3,155
Arthur Thomas Brock	13,148
Sebastien Chaumet	438
Dunster 22 Limited	10,287
George James Feiss III	3,331
Patrick Henry Cunliffe Foster	737,568
Fiona Elizabeth Cunliffe Foster	64,460
Anne Rosemary Scott Foster	25,717
Ian Denis Gee	8,064
Katherine Nahon Gordon	514
Gralex Corporation	25,717

3.

On September 24, 2021, we also issued an aggregate of 7,034,305 class B ordinary shares to the following shareholders in exchange for their shares held in Virax Biolabs Limited to be transferred to our wholly owned subsidiary, Virax Biolabs (UK) Limited:

Purchaser	Number of Class B ordinary shares
James Alexander Cunliffe Foster	3,515,508
Tomasz Evan George	201,058
Cameron Lee Shaw	3,258,188
Mark James Ternouth	59,551

James Alexander Cunliffe Foster and Cameron Lee Shaw subsequently transferred an aggregate of 666,338 class B ordinary shares and 1,154,989 class B ordinary shares, respectively, to other parties on the same day.

4.

On October 11, 2021, we issued 7,547 class A ordinary shares to Ian Noel Hampson upon conversion of an aggregate of 7,547 class B ordinary shares that was transferred to him from James Alexander Cunliffe Forster and Cameron Lee Shaw.

5.	On December 9, 2021, we issued an aggregate of 279,432 class A ordinary shares to the following shareholders by capitalization of loans assigned to the Company by these shareholders:

Purchaser	Number of Class A ordinary shares
James Alexander Cunliffe Foster	75,968
Anne Rosemary Scott Foster	4,725
Patrick Henry Cunliffe Foster	175,722
Cameron Lee Shaw	23,017

6.

On December 13, 2021, we issued 33,962 class A ordinary shares to the following shareholders at US$2.65 per share by way of transferring treasury shares held by the Company that resulted from the surrender of 50,000 class A ordinary shares held by Viralclear Rapid Test Corp.

Purchaser	Number of Class A ordinary shares
Marc Frouin	7,547
Bruce S. Lavin	7,547
Karen A Bertoli	18,868

7.

On December 17, 2021, Patrick Henry Cunliffe Foster surrendered 109,412 class A ordinary shares to the Company for cancellation. On the same day, we issued 21,697 class A ordinary shares to Jason Gerald Shenk and on the same day transferred to him an additional 16,038 class A ordinary shares which was held as treasury shares by the Company at US$2.65 per share.

8.	On January 5, 2022, we issued an aggregate of 201,500 class A ordinary shares to the following shareholders at US$2.65 per share:

Purchaser	Number of Class A ordinary shares
Adewale Adegbenro	38,000
Jonathan Bastien	9,500
Alberto Galeone	20,000
Luc Grenier	10,000
David Jones	10,000
Phillip Joseph	19,000
Gino Masciotra	10,000
Salvatore Mendolia	19,000
Gilbert Payeur	15,000
9332-2808 Quebec Inc.	20,000
Louis Sanzo	19,000
Anthony Verelli	12,000

9.

On March 18, 2022, James Alexander Cunliffe Foster and Cameron Lee Shaw subsequently transferred an aggregate of 83,000 class B ordinary shares, to BGGF Limited and as a result of the automatic conversion, BGGF Limited received 83,000 class A ordinary shares.

10.	On May 10, 2022, we issued 7,547 class A ordinary shares to Laith Yakob at US$2.65 per share.

11.	On May 13, 2022, we issued 40,000 class A ordinary shares to Thomas Bolther at US$2.65 per share.

12.

On June 3, 2022, Anne Rosemary Scott Foster, Ann Mary Catherine Shaw, Alexander Tarrant Shaw, Michael Shaw and Giuseppe Capozzo have requested to convert an aggregate of 1,821,327 class B ordinary shares into class A ordinary shares on a 1 to 1 basis.

13.

On June 19, 2022, James Foster, Tomasz George, Cameron Shaw and Mark Ternouth have requested to convert an aggregate of 5,122,432 class B ordinary shares into class A ordinary shares on a 1 to 1 basis, as a result, the Company has an issued share capital of 10,024,098 class A ordinary shares. On the same date, the Company underwent a shareholding restructuring whereby the Company’s dual class share capital was amended to a single class of Ordinary Shares and all of the class A ordinary shares was re-designated as Ordinary Shares.

On November 3, 2022, the Company entered into a Securities Purchase Agreement (the “PIPE Securities Purchase Agreement”) with an accredited investor (the “Purchaser”) for a private placement offering (“Private Placement”), pursuant to which the Company received gross proceeds of approximately $3,844,500, before deducting placement agent fees and other offering expenses, in consideration of (i)1,165,000 ordinary shares; (b) 1,165,000 pre-funded warrants (“Pre-Funded Warrants”), and (iii) 3,495,000 warrants (“Ordinary Warrants”) at a combined purchase price of $1.65 per ordinary shares are and one and a half Ordinary Warrant, or approximately $1.65 per Pre-Funded Warrant and one and a half Ordinary Warrant if purchasing the Pre-Funded Warrants. The Private Placement closed on November 8, 2022.

We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (c) under Rule 701 promulgated under the Securities Act in that the transactions were underwritten compensatory benefit plans or written compensatory contracts.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on

Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Second Amended and Restated Memorandum and Articles of Association, as currently in effect (filed as Exhibit 3.1 to Amendment No. 6 to the Registrant’s registration statement on Form F-1 (File No. 333-263694), filed with the SEC on June 27, 2022).

4.1	Specimen certificate evidencing Ordinary Shares (filed as Exhibit 4.1 to the Registrant’s registration statement on Form F-1 (File No. 333-263694), filed with the SEC on March 18, 2022).

4.2	Pre-Funded Ordinary Share Purchase Warrant (filed as Exhibit 10.4 to the Registrant’s report of foreign private issuer on Form 6-K (File No. (001-41440))

4.3	Ordinary Share Purchase Warrant (filed as Exhibit 10.2 to the Registrant’s report of foreign private issuer on Form 6-K (File No. (001-41440))

5.1	Opinion of Ogier

10.1	Securities Purchase Agreement dated November 3, 2022 (filed as Exhibit 10.1 to the Registrant’s report of foreign private issuer on Form 6-K (File No. (001-41440))

10.2	Registration Rights Agreement dated November 3, 2022 (filed as Exhibit 10.3 to the Registrant’s report of foreign private issuer on Form 6-K (File No. (001-41440))

21.1	List of Subsidiaries

23.1	Consent of BF Borgers CPA PC, an independent registered public accounting firm

23.2	Consent of Ogier (included in Exhibit 5.1)

107	Calculation of Registration Fee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on November 18, 2022.

VIRAX BIOLABS GROUP LIMITED

By:	/s/ James Foster
Name: James Foster
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints James Foster and Jason Davis, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ James Foster James Foster	Chief Executive Officer (Principal executive officer) and Director	November 18, 2022

/s/ Jason Davis Jason Davis	Chief Financial Officer (Principal financial and accounting officer)	November 18, 2022

/s/ Cameron Shaw Cameron Shaw	Director and Chief Operating Officer	November 18, 2022

/s/ Yair Erez Yair Erez	Independent Director	November 18, 2022

/s/ Evan Norton Evan Norton	Independent Director	November 18, 2022

/s/ Nelson Haight Nelson Haight	Independent Director	November 18, 2022

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Virax Biolabs Group Limited has signed this registration statement on November 18, 2022.

Virax Biolabs Group Limited

By:	/s/ Nelson Haight
Name: Nelson Haight
Title: Director